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                                                                    Exhibit 99.1

                       ELITE INFORMATION GROUP, INC. 2000
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Effective July 1, 2000)

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                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

ARTICLE I BACKGROUND.........................................................3

1.1      Establishment of the Plan...........................................3
1.2      Applicability of the Plan...........................................3
1.3      Purpose.............................................................3

ARTICLE II DEFINITIONS.......................................................3

2.1      Administrator.......................................................3
2.2      Beneficiary.........................................................3
2.3      Board...............................................................3
2.4      Code................................................................4
2.5      Committee...........................................................4
2.6      Common Stock........................................................4
2.7      Company.............................................................4
2.8      Compensation........................................................4
2.9      Date of Grant.......................................................4
2.10     Employee............................................................4
2.11     Employer............................................................4
2.12     Exercise Date.......................................................4
2.13     Fair Market Value...................................................4
2.14     Option..............................................................5
2.15     Option Period.......................................................5
2.16     Option Price........................................................5
2.17     Participant.........................................................5
2.18     Plan................................................................5
2.19     Request for Participation Form, or Request Form.....................5
2.20     Subsidiary..........................................................5

ARTICLE III ELIGIBILITY AND PARTICIPATION....................................5

3.1      Eligibility.........................................................5
3.2      Leave of Absence....................................................6
3.3      Participation.......................................................6

ARTICLE IV STOCK AVAILABLE...................................................6

4.1      In General..........................................................6
4.2      Adjustment In Event of Changes In Capitalization....................6
4.3      Shares Unavailable..................................................6

ARTICLE V OPTION PROVISIONS..................................................7

5.1      Option Price........................................................7
5.2      Calendar Year $25,000 Limit.........................................7

ARTICLE VI PURCHASING COMMON STOCK...........................................7

6.1      Deductions from Payroll, Bonuses, Commissions, etc..................7

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6.2      Deduction Changes and Discontinuance................................7
6.3      Leave of Absence; Transfer to Ineligible Status.....................7
6.4      Participant's Account...............................................8
6.5      Automatic Exercise..................................................8
6.6      Issuance of Stock Certificates and Shareholder Rights...............8
6.7      Listing, Registration, and Qualification of Shares..................8

ARTICLE VII WITHDRAWAL OF DEDUCTIONS;TERMINATION OF EMPLOYMENT...............9

7.1      Discontinuance of Deductions; Leave of Absence;
         Transfer to Ineligible Status.......................................9
7.2      Termination of Employment for Reasons Other Than
         Retirement, Disability, or Death....................................9
7.3      Retirement or Disability............................................9
7.4      Death...............................................................9

ARTICLE VIII AMENDMENT AND TERMINATION......................................10

8.1      Amendment..........................................................10
8.2      Termination........................................................10

ARTICLE IX MISCELLANEOUS....................................................10

9.1      Shareholder Approval...............................................10
9.2      Employment Rights..................................................10
9.3      Tax Withholding....................................................10
9.4      Rights Not Transferable............................................11
9.5      Effect of Certain Transactions.....................................11
9.6      No Repurchase of Stock by Company..................................11
9.7      Governing Law......................................................11

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                       ELITE INFORMATION GROUP, INC. 2000
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Effective July 1, 2000)

                              ARTICLE I BACKGROUND

         1.1      Establishment of the Plan.

         Elite Information Group, Inc. (the "Company") hereby establishes a stock purchase plan, to be known as the "ELITE INFORMATION GROUP, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN" (the "Plan"), effective for a five year period commencing July 1, 2000, unless earlier terminated as provided in this document. The Plan is intended to be an employee stock purchase plan within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

         1.2      Applicability of the Plan.

         The provisions of this Plan are applicable only to certain individuals who, on the first day of each Option Period (as defined hereafter), are employees of the Company and its participating subsidiaries.

         1.3      Purpose.

         The purpose of the Plan is to enhance the proprietary interest among the employees of the Company and its participating subsidiaries through ownership of Common Stock of the Company.

                             ARTICLE II DEFINITIONS

         Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

         2.1      Administrator.

         Administrator shall mean the person (who may be an officer or employee of the Company) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

         2.2      Beneficiary.

         Beneficiary shall mean that person so designated by the Participant on a Request Form delivered to the Company's Human Resources Department. In the event that no validly designated Beneficiary is living at the time of a Participant's death, the estate of the Participant shall be deemed the Participant's Beneficiary.

         2.3      Board.

         Board shall mean the board of directors of the Company.

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         2.4      Code.

         Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         2.5      Committee.

         Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Members of the Committee shall be chosen from among those Board members who are not eligible to participate in the Plan.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive.

         2.6      Common Stock.

         Common Stock shall mean Common Stock of the Company.

         2.7      Company.

         Company shall mean Elite Information Group, Inc.

         2.8      Compensation.

         Compensation shall mean, for any Participant for any payroll period, the Participant's compensation which is subject to an election to defer under the Elite Information Group, Inc. 401(k) Plan.

         2.9      Date of Grant.

         Date of Grant shall mean the first day of each Option Period.

         2.10     Employee.

         Employee shall mean an employee of an Employer.

         2.11     Employer.

         Employer shall mean the Company and any Subsidiary designated by the Committee as an employer participating in the Plan.

         2.12     Exercise Date.

         Exercise Date shall mean the final day of each Option Period.

         2.13     Fair Market Value.

         Fair Market Value of a share of Common Stock for each Option Period shall mean the closing price of the Company's Common Stock on the NASDAQ National Market System as of the last business day for which prices are available prior to the Date of Grant.

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         2.14     Option.

         Option shall mean a right to purchase Common Stock under the Plan.

         2.15     Option Period.

         Option Period shall mean the period extending from the first day through the final day of each calendar quarter that the Plan is in effect. The Plan may terminate during an Option Period as provided in section 8.2.

         2.16     Option Price.

         Option Price for each Option Period shall mean the purchase price of Common Stock determined under section 5.1.

         2.17     Participant.

         Participant shall mean any eligible Employee who has elected to participate in the Plan under section 3.3.

         2.18     Plan.

         Plan shall mean the Elite Information Group, Inc. 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

         2.19     Request for Participation Form, or Request Form.

         Request for Participation Form, or Request Form, shall mean an Employee's payroll deduction authorization form, containing such terms and provisions as may be required by the Administrator for each Option Period.

         2.20     Subsidiary.

         Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Company as defined in Code section 424.

         Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                   ARTICLE III ELIGIBILITY AND PARTICIPATION

         3.1      Eligibility.

         Each Employee whose most recent date of hire by an Employer is on or before the 15th day of the month immediately prior to the Date of Grant of an Option Period, who is actively employed by an Employer on the first day of the Option Period, and who is a regular Employee customarily scheduled to work at least 20 hours each week shall be eligible to participate in the Plan for such Option Period.

         Notwithstanding the foregoing, no Employee shall be eligible to participate during any Option Period if, immediately after the Date of Grant for such Option Period, such Employee would own stock, within the meaning of Section 423(b)(3) of the Code, possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this section, the attribution rules of Code section 424(d) shall apply in determining stock ownership of any Employee.

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         3.2      Leave of Absence.

         For purposes of section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For the purpose of the Plan only, such individual's employment with the Employer shall be deemed to have terminated at the close of business on the ninetieth day of such leave, unless the individual shall have returned to regular employment with an Employer prior to the close of business on such ninetieth day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

         3.3      Participation.

         An employee eligible to participate in the Plan for an Option Period may become a Participant in the Plan by completing and forwarding a Request Form to the Human Resources Department of the Company by the date established by the Committee. A new Request Form must be completed and forwarded to the Human Resources Department for each Option Period that an eligible employee elects to participate in the Plan. The Request Form shall authorize a regular payroll deduction, as defined in section 6.1, from the Employee's Compensation during the Option Period.

                           ARTICLE IV STOCK AVAILABLE

         4.1      In General.

         Subject to adjustment as provided in section 4.2, an aggregate of 1,000,000 shares of Common Stock shall be available for purchase pursuant to the provisions of the Plan. The shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Company. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or in part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan.

         4.2      Adjustment In Event of Changes In Capitalization.

         The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 4.1, and the calculation of the Option Price per share for Options granted but not yet exercised, shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock dividend, stock split, or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's Common Stock other than normal cash dividends. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options, and with a corresponding adjustment in the Option Price per share.

         4.3      Shares Unavailable.

         If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan pursuant to Section 4.1, the following events shall occur:

         (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

         (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

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         (c)      Any cash balance remaining in each of the Participants'
                  accounts shall be refunded promptly, without interest.

                          ARTICLE V OPTION PROVISIONS

         5.1      Option Price.

         The Option Price of Common Stock purchased for a Participant on the Exercise Date of an Option Period shall be set by the Committee at the lesser of:

         (a) 85 percent of the closing price of the Common Stock on the NASDAQ National Market System on the Date of Grant of the Option Period or on the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

         (b) 85 percent of the closing price of the Common Stock on the NASDAQ National Market System on the Exercise Date of the Option Period or on the nearest prior business day on which trading occurred on the NASDAQ National Market System.

         5.2      Calendar Year $25,000 Limit.

         Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee, during any calendar year, to purchase Common Stock under this Plan, and any other qualified employee stock purchase plan (within the meaning of Code section 423) of the Company and its Subsidiaries, having an aggregate Fair Market Value, determined at the time of each Date of Grant during such calendar year, of more than $25,000.

                       ARTICLE VI PURCHASING COMMON STOCK

         6.1      Deductions from Payroll, Bonuses, Commissions, etc.

         For each Option Period, an Employee eligible to participate in the Plan under section 3.1 may elect to participate by submitting a Request Form, in accordance with rules adopted by the Committee, authorizing a payroll deduction of any whole percentage from 1 percent to 10 percent of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable; provided, however, that a Participant's payroll deduction shall be at least ten dollars each month or five dollars each payroll period.

         6.2      Deduction Changes and Discontinuance.

         A Participant may not increase or decrease his or her payroll deduction under section 6.1 during any Option Period.

         A Participant may completely discontinue his or her payroll deduction at any time, by filing a new Request Form with the Company's Human Resources Department. This discontinuance shall be effective on the first pay period commencing at least 25 days after receipt of the Request Form by the Company's Human Resources Department.

         6.3      Leave of Absence; Transfer to Ineligible Status.

         If a Participant either goes on a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is not customarily scheduled to work at least 20 hours each week, such Participant shall no longer be eligible for payroll deductions under the Plan. Such Participant shall have the right to elect

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         (a)      to withdraw the balance in his or her account under
                  section 7.1; or

         (b) to discontinue payroll deductions under the Plan but remain a Participant in the Plan.

         If the Participant returns from such leave of absence before being deemed to have ceased employment with the Employer under section 3.2, or again becomes a full-time Employee of an Employer customarily scheduled to work at least 20 hours each week, his or her payroll deductions shall automatically recommence at the percentage level in effect immediately before the leave of absence or disqualifying change in employment status (as applicable).

         6.4      Participant's Account.

         The Administrator shall establish an account in the name of each Participant. A Participant's payroll deductions, as described above, shall be credited to the Participant's account, without interest, until withdrawn, distributed, or used to purchase Common Stock as described below.

         All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate these payroll deductions.

         6.5      Automatic Exercise.

         Unless a Participant's account is distributed in cash as hereinafter provided, his or her Option shall be deemed to have been exercised automatically on the Exercise Date of the Option Period for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in such Participant's account at that time will purchase at the Option Price.

         Fractional shares shall not be issued or purchased under the Plan. If a Participant has elected to participate in the Plan for the following Option Period, any accumulated payroll deductions that would have been used to purchase a fractional share shall be applied to such Participant's account for the following Option Period. Otherwise, any remaining funds will be returned to the Participant (or Beneficiary, as appropriate) without interest.

         Sixty days after the Exercise Date of each Option Period, each Participant participating in the Plan for such Option Period (or Beneficiary, as appropriate) shall receive a statement indicating the number of shares purchased for such Participant for such Option Period.

         6.6      Issuance of Stock Certificates and Shareholder Rights.

         As soon as practicable after the Exercise Date of an Option Period, the Administrator shall cause Common Stock certificates representing the number of whole shares purchased for each Participant (or Beneficiary, as appropriate) to be issued to an account established in the name of such Participant (or Beneficiary, as appropriate) with a securities brokerage firm designated by the Administrator. As soon as practicable thereafter, the Administrator shall notify, or cause such securities brokerage firm to notify, each Participant of the number of shares of Common Stock held in such account and of the appropriate account information. None of the rights or privileges of a shareholder of the Company shall exist with respect to Common Stock purchased under the Plan unless and until the shares of Common Stock have been issued by the Company and either the Participant has become the beneficial owner of the Common Stock on the records of the securities brokerage firm or the Participant has become the record owner of the Common Stock.

         6.7      Listing, Registration, and Qualification of Shares.

         The granting of Options for, and the sale and delivery of, Common Stock under the Plan, shall be subject to the effecting by the Company of any listing, registration, or qualification of the shares subject to

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that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body that the Committee deems necessary or desirable for the issue or purchase of the shares covered.

         ARTICLE VII WITHDRAWAL OF DEDUCTIONS;TERMINATION OF EMPLOYMENT

         7.1 Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status.

         In the event of a Participant's complete discontinuance of payroll deductions under section 6.2 or a Participant's leave of absence or transfer to an ineligible status under section 6.3, the balance in the Participant's account shall be:

         (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Company's Human Resources Department no later than the 15th day of the final calendar month of the current Option Period; or

         (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of section 6.5.

         7.2 Termination of Employment for Reasons Other Than Retirement, Disability, or Death.

         If a Participant terminates employment with the Company and the Subsidiaries for reasons other than retirement (voluntary termination of employment with the Company and the Subsidiaries on or after age 65), disability as determined under the Company's long-term disability plan, or death, the balance in the Participant's account shall be returned to the Participant in cash, without interest, as soon as practicable.

         7.3      Retirement or Disability.

         In the event a Participant terminates employment with the Company and the Subsidiaries by reason of retirement (as defined in section 7.2) or disability as determined under the Company's long-term disability plan, the balance in such Participant's account shall be:

         (a) returned to the Participant, in cash, without interest, as soon as practicable, upon written request by the Participant received by the Company's Human Resources Department no later than the 15th day of the final calendar month of the current Option Period; or

         (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of section 6.5.

         7.4      Death.

         In the event a Participant dies, the balance in such Participant's account shall be:

         (a) distributed to the Participant's Beneficiary, in cash, without interest, as soon as practicable, upon written request by the Beneficiary received by the Company's Human Resources Department no later than the 15th day of the final calendar month of the current Option Period; or

         (b) held under the Plan and used to purchase Common Stock for the Beneficiary under the automatic exercise provisions of section 6.5.

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                     ARTICLE VIII AMENDMENT AND TERMINATION

         8.1      Amendment.

         The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

         (a) affect any right or obligation with respect to any grant theretofore made, unless required by law, or

         (b) unless previously approved by the stockholders of the Company, where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code, or rules of any stock exchange on which the Company's Common Stock is listed,

                  (i) in any manner materially affect the eligibility requirements set forth in sections 3.1 and 3.2,

                  (ii) materially increase the number of shares of Common Stock subject to any Options issued to Participants (except as provided in section 4.2), or

                  (iii) materially increase the benefits to Participants under the Plan.

         8.2      Termination.

         The Committee may terminate the Plan at any time in its sole and absolute discretion. Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances in Participants' accounts shall be refunded promptly, without interest.

                            ARTICLE IX MISCELLANEOUS

         9.1      Shareholder Approval.

         The Plan shall be approved and ratified by the stockholders of the Company, not later than 12 months after the Plan is approved by the Board of Directors, pursuant to Treasury regulation section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, all payroll deductions shall cease, and the balances in Participants' accounts shall be promptly distributed to them; provided, however, that any Common Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

         9.2      Employment Rights.

         Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

         9.3      Tax Withholding.

         The Administrator shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the issuance of Options or Common Stock hereunder, or the subsequent exercise of such Options or the sale or disposition of such Common Stock, and the Administrator shall institute such mechanisms as shall insure the collection of such taxes.

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         9.4      Rights Not Transferable.

         No Option granted under the Plan is assignable or transferable by any Participant, other than by will or the laws of descent and distribution. Options granted to a Participant are only exercisable, during such Participant's lifetime, by that Participant. A Participant's unexercised Options, in the event that a Participant dies, shall be treated pursuant to the provisions of Section 7.4.

         9.5      Effect of Certain Transactions.

         Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Options granted hereunder shall pertain to and apply to the shares of stock of the Company or the survivor. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in his or her account shall be refunded promptly, without interest.

         9.6      No Repurchase of Stock by Company.

         The Company is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

         9.7      Governing Law.

         The Plan shall be governed by and construed in accordance with the laws of the State of California except to the extent such laws are preempted by the laws of the United States.


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